Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	9/30/2025	6/30/2025	9/30/2024
Assets
Loans	$105,902	$106,389	$105,346
Loans held for sale	998	530	1,058
Securities available for sale	40,456	40,669	34,169
Held-to-maturity securities	7,509	6,914	7,702
Trading account assets	972	1,374	1,404
Short-term investments	13,334	11,564	22,796
Other investments	921	1,058	1,117
Total earning assets	170,092	168,498	173,592
Allowance for loan and lease losses	(1,444)	(1,446)	(1,494)
Cash and due from banks	1,938	1,766	1,276
Premises and equipment	606	599	624
Goodwill	2,752	2,752	2,752
Other intangible assets	13	18	34
Corporate-owned life insurance	4,428	4,423	4,379
Accrued income and other assets	8,803	8,654	8,323
Discontinued assets	221	235	277
Total assets	$187,409	$185,499	$189,763

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	122,425	119,230	119,995
Noninterest-bearing deposits	28,340	27,675	30,358
Total deposits	150,765	146,905	150,353
Federal funds purchased and securities sold under repurchase agreements	10	20	44
Bank notes and other short-term borrowings	1,339	2,754	2,359
Accrued expense and other liabilities	4,276	4,273	4,478
Long-term debt	10,917	12,063	15,677
Total liabilities	167,307	166,015	172,911

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,002	5,971	6,149
Retained earnings	15,111	14,886	15,066
Treasury stock, at cost	(2,619)	(2,629)	(4,839)
Accumulated other comprehensive income (loss)	(2,149)	(2,501)	(3,281)
Total equity	20,102	19,484	16,852
Total liabilities and equity	$187,409	$185,499	$189,763

Common shares outstanding (000)	1,112,952	1,112,453	991,251

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	9/30/2025	6/30/2025	9/30/2024
Interest income
Loans	$1,466	$1,443	$1,516
Loans held for sale	18	11	18
Securities available for sale	408	411	298
Held-to-maturity securities	64	61	70
Trading account assets	11	16	15
Short-term investments	156	157	244
Other investments	8	8	14
Total interest income	2,131	2,107	2,175
Interest expense
Deposits	748	730	887
Federal funds purchased and securities sold under repurchase agreements	4	4	1
Bank notes and other short-term borrowings	14	34	43
Long-term debt	181	198	292
Total interest expense	947	966	1,223
Net interest income	1,184	1,141	952
Provision for credit losses	107	138	95
Net interest income after provision for credit losses	1,077	1,003	857
Noninterest income
Trust and investment services income	150	146	140
Investment banking and debt placement fees	184	178	171
Service charges on deposit accounts	75	73	67
Operating lease income and other leasing gains	11	14	16
Corporate services income	72	76	69
Cards and payments income	86	85	84
Corporate-owned life insurance income	35	32	36
Consumer mortgage income	14	15	12
Commercial mortgage servicing fees	73	70	73
Other income	8	1	(2)
Net securities gains (losses)	(6)	—	(935)
Total noninterest income	702	690	(269)
Noninterest expense
Personnel	742	705	670
Net occupancy	65	69	66
Computer processing	105	107	104
Business services and professional fees	44	48	41
Equipment	20	21	20
Operating lease expense	9	10	14
Marketing	22	24	21
Intangible asset amortization	—	—	—
Other expense	170	170	158
Total noninterest expense	1,177	1,154	1,094
Income (loss) from continuing operations before income taxes	602	539	(506)
Income taxes	112	116	(95)
Income (loss) from continuing operations	490	423	(411)
Income (loss) from discontinued operations, net of taxes	(1)	2	1
Net income (loss)	489	425	(410)
Less: Net income (loss) attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to Key	$489	$425	$(410)

Income (loss) from continuing operations attributable to Key common shareholders	$454	$387	$(447)
Net income (loss) attributable to Key common shareholders	453	389	(446)
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.41	$.35	$(.47)
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.41	.35	(.47)
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.41	$.35	$(.47)
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.41	.35	$(.47)

Cash dividends declared per common share	$.205	$.205	$.205

Weighted-average common shares outstanding (000)	1,100,830	1,100,033	948,979
Effect of common share options and other stock awards (b)	9,845	7,177	—
Weighted-average common shares and potential common shares outstanding (000) (c)	1,110,675	1,107,210	948,979

(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.